Exhibit 99.1

NEWS RELEASE	Investor Contact:
Lisa Mayr
For immediate release	Vice President, Investor
March 19, 2008	Relations and Capital Markets
(703) 744-1787

Media Contact:
Hugh Burns/Denise DesChenes
Sard Verbinnen & Co.
(212) 687-8080

Sunrise Announces NYSE Deadline Extended

MCLEAN, VA - Sunrise Senior Living, Inc. (NYSE: SRZ) today announced that it continues to work diligently to complete its 2006 Form 10-K and the New York Stock Exchange (“NYSE”) has agreed to extend trading in the Company’s common stock through the balance of the week. The NYSE will suspend trading in the Company’s stock prior to the opening of trading on Monday, March 24, 2008, if the 2006 Form 10-K is not complete and on file with the Securities and Exchange Commission at that time.

About Sunrise Senior Living

Sunrise Senior Living, a McLean, Va.-based company, employs approximately 40,000 people. As of December 31, 2007, Sunrise operated 457 communities in the United States, Canada, Germany and the United Kingdom, with a combined capacity for approximately 54,000 residents. As of December 31, 2007, Sunrise also had 45 communities under construction in these countries with a combined capacity for 5,800 additional residents. Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer's and other forms of memory loss, as well as nursing, rehabilitative and hospice care. Sunrise's senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents. To learn more about Sunrise, please visit http://www.sunriseseniorliving.com.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sunrise believes the expectations reflected in such forward- looking statements are based on reasonable assumptions, there can be no assurances that its expectations will be realized. Sunrise's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, completion of the Company's restatement of its historical financial statements; the length of time needed for Sunrise to complete the restatement and for Ernst & Young LLP to complete its audit procedures for any reason, including the detection of new errors or adjustments; the time required for the Company to prepare and file its 2006 Form 10-K, 2007 Form 10-K, Form 10-Q for the quarter ending March 31, 2008 and Form 10-Qs for the first three quarters of 2007 and for Ernst & Young to complete its work on its audits of the 2006 and 2007 financial statements and its reviews of the Form 10-Qs; any suspension or delisting of the Company's stock from trading on the NYSE; the Company's ability to remediate material weaknesses in internal controls over financial reporting; the outcome of the SEC's investigation; the outcomes of pending putative class action and derivative litigation; the outcome of the lawsuit filed by the Company's former CFO; the outcome of the Trinity OIG investigation and qui tam proceeding; the outcome of the IRS audit of the Company's tax returns for the tax years ended December 31, 2005 and 2006, and employment tax returns for 2004, 2005 and 2006; the outcome of the exploration of strategic alternatives; the Company's ability to comply with the terms of the amendment of its bank credit facility or to obtain a further extension of the period for providing the lenders with required financial information; development and construction risks and the Company's ability to complete those projects currently under construction; acquisition risks; licensing risks; business conditions; competition; changes in interest rates; the Company's ability to manage its expenses; market factors that could affect the value of the Company's properties; the risks of downturns in general economic conditions; availability of financing for development and acquisitions; and other risks detailed in the Company's latest annual report on Form 10-K filed with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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